Exhibit 4.15

BANK OF AMERICA CORPORATION

Subordinated InterNotes®

MASTER REGISTERED GLOBAL SUBORDINATED NOTE

This Master Registered Global Subordinated Note (this “Note”) is a Global Note within the meaning of the Amended and Restated Indenture dated as of July 1, 2001, as amended or supplemented, or as it may be further amended or supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as successor trustee (the “Trustee”) under the Indenture, and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”). This Note is not exchangeable for definitive or other notes registered in the name of a person other than DTC or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of DTC to Bank of America Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THE INDEBTEDNESS OF BANK OF AMERICA CORPORATION EVIDENCED BY THIS NOTE, INCLUDING THE PRINCIPAL AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO BANK OF AMERICA CORPORATION’S OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THIS NOTE, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

This Note represents one or more obligations of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation), which obligations are Notes as defined under the Indenture and which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of senior and subordinated retail medium-term notes (the “InterNotes®”) authorized by the Company’s board of directors or an authorized officer acting under authority of the Company’s board of directors, to be issued (each such obligation, a “Supplemental Obligation”). The terms and provisions of each Supplemental Obligation are and will be reflected in this Note and in the applicable prospectus supplement and/or pricing supplement relating to such Supplemental Obligation identified by CUSIP number on Schedule 1 hereto. With respect to each Supplemental Obligation, the terms and provisions of such Supplemental Obligation set forth in the applicable prospectus supplement and/or pricing supplement relating to such Supplemental Obligation, identified on Schedule 1 hereto, together with the applicable terms and provisions set forth in the section of the Prospectus (as defined on the reverse hereof) entitled “Description of Notes” (each such prospectus supplement and/or pricing supplement, if any, together with such terms and provisions of the Prospectus, the “Pricing Supplement”), are hereby incorporated by reference herein and are deemed to be a part of this Note and are binding upon the parties hereto as though fully set forth herein as of the applicable Original Issue Date specified on Schedule 1 hereto (such date, the “Original Issue Date”). Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms and provisions of a Pricing Supplement and the terms and provisions herein, the terms and provisions of the Pricing Supplement shall control over the terms and provisions herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of terms and provisions of such Supplemental Obligation, including, as applicable (i) the manner of determining the principal amount of, interest, if any, premium, if any, or other amounts payable, if any, on such Supplemental Obligation, (ii) the dates, if any, on which the principal amount of, interest, if any, premium, if any, or other amounts payable, if any, on, such Supplemental Obligation shall be determined and payable, (iii) the ability of the Company to redeem the Supplemental Obligation prior to the maturity date therefor specified in the applicable Pricing Supplement (the “Stated Maturity Date”), (iv) the ability of the holder of the Supplemental Obligation to require repayment of a Supplemental Obligation prior to its Stated Maturity Date; (v) the amount payable upon any declaration of acceleration of the maturity of such Supplemental Obligation and (vi) the principal amount of such Supplemental Obligation deemed to be Outstanding (as defined in the Indenture) for purposes of determining whether holders of the requisite principal amount of InterNotes® have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a Global Note that provides for incorporation therein of the terms and provisions of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for DTC, or its registered assigns, the principal amount of each Supplemental Obligation, as adjusted in accordance with Schedule 1 hereto, or the relevant payment amount for such Supplemental Obligation calculated in accordance with the terms and provisions of the applicable Pricing Supplement, on the Stated Maturity Date for such Supplemental Obligation specified in the applicable Pricing Supplement (except to the extent redeemed or repaid or to the extent the entire principal amount is otherwise paid prior to the Stated Maturity Date) and, if applicable, to pay any premium, interest or other amounts payable on each Supplemental Obligation on the relevant payment date, as specified in and calculated in accordance with the terms and provisions of this Note, the applicable Pricing Supplement and the Indenture, and, to the extent that the payment of such interest shall be legally enforceable, to pay interest at the interest rate or default rate specified in the applicable Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest, if any. When used herein, “Maturity,” for a Supplemental Obligation, means the date on which the principal, or an installment of principal, on the applicable series of InterNotes® becomes due and payable in full in accordance with the terms and provisions of this Note, the applicable Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a Supplemental Obligation will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same Supplemental Obligation) is registered, unless otherwise specified in the applicable Pricing Supplement, at the close of business on the date that is one Business Day (in Charlotte, North Carolina and New York City) prior to such Interest Payment Date (referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on any Supplemental Obligation with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that, unless otherwise specified in the applicable Pricing Supplement, interest payable at Maturity will be payable to the person to whom the principal hereof shall be payable. The principal on a Supplemental Obligation so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same debt as that Supplemental Obligation) is registered at the time of payment by the Paying Agent (as defined on the reverse hereof), as the case may be. Any principal of, or any premium, interest or other amounts payable on, a Supplemental Obligation not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Paying Agent without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further terms and provisions of this Note set forth on the reverse hereof and the applicable terms and provisions set forth in the applicable Pricing Supplement with respect to each Supplemental Obligation, which terms and provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the terms and provisions contained herein or on the reverse hereof and the applicable terms and provisions in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Date: ____, 2021	BANK OF AMERICA CORPORATION

By:
Name:
Title:

CORPORATE SEAL

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

Dated: ____, 2021	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION

Subordinated InterNotes®

MASTER REGISTERED GLOBAL SUBORDINATED NOTE

SECTION 1. General. This Note represents the Company’s duly authorized subordinated notes to be issued in one or more series under the Indenture; and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Paying Agent (as described below) that may be appointed thereunder and the holders of the InterNotes® and of the terms upon which the InterNotes® are, and are to be, authenticated and delivered. The terms “Trustee” and “Paying Agent” shall include any additional or successor trustee or agents appointed in such capacities by the Company in accordance with the terms and provisions of the Indenture.

Each Series of InterNotes® (each, a “Series”) will be issued pursuant to the Company’s Prospectus dated August ____, 2021 (as such document may be supplemented or amended to the date of the applicable prospectus supplement and/or pricing supplement relating to such Series of InterNotes®, or as may be superseded or replaced by another document as of the date of the applicable prospectus supplement and/or pricing supplement relating to such Series of InterNotes®, the “Prospectus”) and may have different issue dates, Maturities and payment terms and vary in such other ways as provided in the applicable Pricing Supplement and the Indenture and described in the Prospectus. The specific terms and provisions of each Series of InterNotes® will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the Paying Agent, Note Registrar and transfer agent for the InterNotes®. The Company may appoint a successor paying agent or an additional or different paying agent for a Series of InterNotes® pursuant to the terms and provisions of the Indenture (each such other entity appointed to act as a paying agent for a Series of InterNotes®, together with The Bank of New York Mellon Trust Company, N.A. in its capacity as a Paying Agent, a “Paying Agent”). This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee or the applicable Paying Agent, as the case may be, and notified to the Company and the registered holder of this Note.

Unless specified otherwise in the applicable Pricing Supplement, no Series of InterNotes® will be subject to a sinking fund.

The Trustee (or other appropriate party under the Indenture) shall make appropriate entries on Schedule 1 hereto to identify and reflect the issuance of any Supplemental Obligation represented by this Note and shall enter additional information with respect to such Supplemental Obligation as indicated on Schedule 1 hereto, all in accordance with the Indenture and the instructions of the Company. In addition, the Note Registrar shall enter each Supplemental Obligation in the register maintained by the Note Registrar (the “Note Register”), and the Trustee (or other appropriate party under the Indenture) shall make an appropriate notation in its records to reflect the issuance of any Supplemental Obligation represented by this Note.

SECTION 2. Interest Provisions. Determinations relating to the interest rate payable on a Series of InterNotes®, if any, shall be made, and interest, if any, payable on a Series of InterNotes® shall be calculated, as set forth in the applicable Pricing Supplement.

(a) Fixed Rate Notes. If a Series of InterNotes® bears interest at a fixed rate (the “Fixed Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in such Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for.

(b) Floating Rate Notes. If a Series of InterNotes® bears interest at a floating rate (the “Floating Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the applicable Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, at a rate per annum determined in accordance with the provisions hereof and the applicable Pricing Supplement, until payment of such principal sum has been made or duly provided for.

SECTION 3. Amortizing Notes. If a Series of InterNotes® is designated as “Amortizing Notes” in the applicable Pricing Supplement, the Company will make payments combining principal and interest on the dates and in the amounts set forth in the applicable Pricing Supplement. Payments made on an Amortizing Note will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal a Series of Amortizing Notes at such time.

SECTION 4. Original Issue Discount Note. If a Series of InterNotes® is designated as “Original Issue Discount Notes” in the applicable Pricing Supplement, then the amount payable to the holder of that Series of InterNotes® in the event of redemption, repayment or acceleration of Maturity will be specified in the applicable Pricing Supplement.

SECTION 5. Optional Redemption. If so specified in, and in accordance with the terms and provisions of, the applicable Pricing Supplement, a Series of InterNotes® may be redeemable at the option of the Company on the date or dates specified in the applicable Pricing Supplement (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF INTERNOTES® MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

Unless otherwise specified in the applicable Pricing Supplement, a Series of InterNotes® may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Company at a redemption price of 100% of the principal amount of that Series of InterNotes® being redeemed (unless a different redemption price is specified in the applicable Pricing Supplement), together with accrued and unpaid interest (if any) on that Series of InterNotes® to, but excluding, the date fixed for redemption, upon notice given in accordance with the Indenture and the applicable Pricing Supplement, not less than 5 business days nor more than 60 calendar days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption. The notice of redemption will specify:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP number(s) of the Series of InterNotes® to be redeemed;

•	the amount to be redeemed, if less than all of the Series of InterNotes® is to be redeemed;

•	the place of payment for the Series of InterNotes® to be redeemed;

•	that interest accrued on the Series of InterNotes® to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the InterNotes® to be redeemed.

In the event of redemption of a Series of InterNotes® in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Minimum Denomination”) specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. In the event of redemption of a Series of InterNotes® in part only, the unredeemed portion of that Series of InterNotes® shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee (or other appropriate party under the Indenture) shall note any such early redemption, whether in whole or in part, on Schedule 1 hereto, and the Note Registrar shall make appropriate modifications to the entry in the Note Register for the relevant Series of InterNotes®. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Series of InterNotes® is to be redeemed, the interests in such Series of InterNotes® to be redeemed shall be selected in accordance with the procedures of DTC.

From and after any date fixed for redemption, if monies for the redemption of a Series of InterNotes® (or portion thereof) shall have been made available for redemption on such date, that Series of InterNotes® (or such portion thereof) shall cease to bear interest or premium and the holder’s only right with respect to that Series of InterNotes® (or such portion thereof) shall be to receive payment of the redemption price of such Series being redeemed as specified in the applicable Pricing Supplement and, if appropriate, all unpaid interest accrued to such date fixed for redemption.

SECTION 6. Optional Repayment. If so specified in, and in accordance with the terms and provisions of, the applicable Pricing Supplement, a Series of InterNotes® may be repayable prior to its Stated Maturity Date at the option of the holder on the optional repayment date(s), if any, so specified in, and in accordance with the terms of, the applicable Pricing Supplement (each, an “Optional Repayment Date”). IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF INTERNOTES® MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. Unless otherwise specified in the applicable Pricing Supplement, on any Optional Repayment Date, if any, a Series of InterNotes® shall be repayable in whole or in part at the option of the holder at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest to, but excluding, the date of repayment; provided, however, that, in the event of repayment of a Series of InterNotes® in part only, the unrepaid portion of such Series of InterNotes® shall be at least the Minimum Denomination specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. For a Series of InterNotes® to be repaid in whole or in part at the option of the holder on any Optional Repayment Date, a notice, with the form attached hereto entitled “Option to Elect Repayment” duly completed, shall have been received by the Company and the Trustee in accordance with the terms of the Indenture. Such notice shall be delivered at least 30 but not more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of repayment of a Series of InterNotes® in part only, the portion of that Series of InterNotes® that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee (or other appropriate party under the Indenture) shall note any such optional repayment, whether in whole or in part, on Schedule 1 hereto, and the Note Registrar shall make appropriate modifications to the entry in the Note Register for the relevant Series of InterNotes®. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of a Series of InterNotes® (or portion thereof) shall have been made available for repayment on such Optional Repayment Date, that Series of InterNotes® (or such portion thereof) shall cease to bear interest and the holder’s only right with respect to that Series of InterNotes® (or such portion thereof) shall be to receive payment of the principal amount of the Series of InterNotes® being repaid (or, if the Series of InterNotes® is issued as “Original Issue Discount Notes” as specified in the applicable Pricing Supplement, the amortized face amount thereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

SECTION 7. Survivor’s Option. If the applicable Pricing Supplement provides that the Survivor’s Option (as defined in the Indenture) is applicable to a Series of InterNotes®, the Representative (defined below) of a deceased beneficial owner of interests in that Series of InterNotes® shall be entitled to repayment of the deceased beneficial owner’s interests in that Series of InterNotes® following the death of the beneficial owner. Unless specifically provided for in the applicable Pricing Supplement, a Series of InterNotes® will not be subject to the Survivor’s Option.

If the Survivor’s Option is applicable to a Series of InterNotes®, upon the valid exercise of the Survivor’s Option, the Company shall repay the deceased beneficial owner’s interests in that Series of InterNotes® (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Series of InterNotes® under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interests in such Series of InterNotes® plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

(a) The Company, in its sole discretion, may limit (i) the aggregate principal amount of InterNotes® of all Series as to which exercises of the Survivor’s Option shall be accepted by the Company from all Representatives of deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all InterNotes® issued under the Indenture and the Amended and Restated Subordinated Indenture dated as of July 1, 2001, between the Company and the Trustee, as of the end of the most recent calendar year, or such greater amount as the Company, in its sole discretion, may determine for any calendar year, and (ii) the aggregate principal amount of InterNotes® as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representative of any individual deceased beneficial owner of a Series of InterNotes® in any calendar year to $250,000, or such greater amount as the Company, in its sole discretion, may determine for any calendar year (the “Individual Put Limitation”).

(b) The Company shall not make principal repayments pursuant to exercises of the Survivor’s Option in amounts that are less than $1,000, and the principal amount of such Series of InterNotes® remaining Outstanding after repayment pursuant to exercise of the Survivor’s Option must be at least $1,000. If, however, the original principal amount of a Series of InterNotes® was less than $1,000, the Representative of the deceased beneficial owner of such Series of InterNotes® may exercise the Survivor’s Option, but only for the full principal amount of such Series of InterNotes®.

(c) Any Series of InterNotes® (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

If the Survivor’s Option is applicable to a Series of InterNotes®, each such Series of InterNotes® (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that such Series of InterNotes® was received by the Trustee, except for any Series of InterNotes® (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of InterNotes® that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to a Series of InterNotes® (or portion of such

Series of InterNotes®) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Series of InterNotes® (or portion of such Series of InterNotes®) were originally tendered. Unless otherwise specified in the applicable Pricing Supplement, any Series of InterNotes® (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Series of InterNotes® (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Series of InterNotes® (or portion thereof) has not been accepted for payment.

If the Survivor’s Option is applicable to a Series of InterNotes®, in order for a Survivor’s Option to be validly exercised with respect to any such Series of InterNotes® (or portion thereof), the Trustee must receive from the Representative: (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a note (or portion thereof) to be repaid (if such Series of InterNotes® is issued in certificated form), (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Series of InterNotes® at the time of death and the interest in such Series of InterNotes® was acquired by the deceased beneficial owner such period of time prior to the request for repayment as is specified in the applicable Pricing Supplement, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in such Series of InterNotes® is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of such Series of InterNotes®, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Series of InterNotes® and the claimant’s entitlement to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Series of InterNotes®. Subject to the Company’s right hereunder to limit the aggregate principal amount of InterNotes® as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in a Series of InterNotes® as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Series of InterNotes®, and the entire principal amount of the interests in such Series of InterNotes® so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in a Series of InterNotes® as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Series of InterNotes® and only the deceased beneficial owner’s percentage interest in the principal amount of the Series of InterNotes® will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Series of InterNotes® will be deemed the death of the beneficial owner of such Series of InterNotes® for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Series of InterNotes®, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Series of InterNotes® during his or her lifetime.

For purposes of the Survivor’s Option, a person shall be deemed to have had a “beneficial ownership interest” in a Series of InterNotes® if such person had the right, immediately prior to such person’s death, to receive the proceeds from the disposition of such Series of InterNotes®, as well as the right to receive payment of the principal of such Series of InterNotes®.

Since each Series of InterNotes® will be represented by this Note (except in the limited circumstances described in the Indenture), DTC (or a successor depository) or its nominee shall be the holder of each Series of InterNotes® and therefore shall be the only entity that can exercise the Survivor’s Option, if applicable. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to a Series of InterNotes®, the Representative must provide to the broker or other entity through which the beneficial interest in such Series of InterNotes® is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) instructions to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (a) the documents received from the Representative referred to in clause (i) of the preceding sentence and (b) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the holders of the InterNotes® under the Indenture at any time by the Company with the consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the InterNotes® of all Series then outstanding under the Indenture and affected by such amendment and modification, considered together as one class for this purpose. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of InterNotes® of each Series then outstanding under the Indenture and affected thereby, considered together as one class for this purpose, on behalf of the holders of all such affected InterNotes®, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of such InterNotes® shall be conclusive and binding upon such holder and upon all future holders of those InterNotes® and of any InterNotes® issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such InterNotes®. The determination of whether particular InterNotes® are “outstanding” will be made in accordance with the Indenture.

SECTION 9. Subordination. Each Series of InterNotes® issued under the Indenture and evidenced by this Note, and the principal amount of, and premium (if any), interest (if any) or other amounts payable (if any) on, such Series of InterNotes®, shall be, to the extent set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness (as defined in the Indenture), and each holder of a Series of InterNotes®, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

SECTION 10. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium, interest and other amounts payable on, each Series of InterNotes® when due at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 11. Successor to Company. The terms and provisions of the Indenture set forth in Article Eleven thereof shall govern the Company’s ability to consolidate or merge with or into any other Person (as defined in the Indenture) or sell or convey all or substantially all of its assets to any Person and the effect of any such consolidation, merger, sale or conveyance.

SECTION 12. Minimum Denominations. Each Series of InterNotes® may be issued, whether on the Original Issue Date or upon registration of transfer, exchange or partial redemption or repayment of such Series of InterNotes®, only in the Minimum Denomination as specified in the applicable Pricing Supplement, or if no Minimum Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof.

SECTION 13. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the corporate trust office of the Trustee or such other office or agency designated by the Company pursuant to Section 4.04 of the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Note Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, and a Supplemental Obligation may be exchanged in whole, for Definitive Notes (as defined below) under the circumstances described in the Indenture. Unless otherwise set forth herein or in the Indenture or the applicable Pricing Supplement, Definitive Notes will be issued in Minimum Denominations only and will be issued in registered book-entry form only, without coupons.

In addition, this Note is a master note and may be exchanged at any time, solely upon the request of the Company to the Trustee and in accordance with the Indenture, for one or more Global Notes, each of which may or may not be a master note, as requested by the Company. Each such replacement Global Note that is a master note shall reflect such of the Supplemental Obligations as the Company shall request, provided that each Supplemental Obligation at the time of such exchange is represented by a Global Note or a master note. Each such replacement Global Note that is not a master note shall represent one (and only one) Supplemental Obligation as requested by the Company and in the same principal amount of such Supplemental Obligation outstanding at such time, and such Global Note shall be appropriately modified so as to reflect the terms and provisions of such Supplemental Obligation.

Subject to the terms and provisions of the Indenture, if Definitive Notes are issued with respect to a Series of InterNotes®, a holder may exchange its Definitive Notes for other Definitive Notes of the same Series in an equal aggregate principal amount and in Minimum Denominations.

Definitive Notes may be presented for registration of transfer at the office of the Note Registrar or at the office of any transfer agent that the Company may designate and maintain. The Note Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Note Registrar or the transfer agent or approve a change in the location through which the Note Registrar or transfer agent acts at any time, except that the Company will be required to maintain a transfer agent in each place of payment for the notes of a Series. At any time, the Company may designate and appoint a different Note Registrar and additional transfer agents for a Series of InterNotes®.

Neither the Company nor the Note Registrar will be required to (a) issue, exchange, or register the transfer of any InterNotes® to be redeemed for a period of 15 calendar days before the date of selection for redemption of any InterNotes® of that Series, or (b) exchange or register the transfer of any InterNotes® of a Series that were selected, called, or are being called for redemption, except, if being redeemed in part, the unredeemed portion of InterNotes® of that Series.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 14. Events of Default. Unless otherwise provided in the applicable Pricing Supplement, if an Event of Default (defined in the Indenture as the Company’s bankruptcy under federal bankruptcy laws, whether voluntary or involuntary and, in the case of the Company’s involuntary bankruptcy, continuing for a period of 60 consecutive days) shall occur with respect to a Series of InterNotes®, the principal of all InterNotes® of all series affected thereby may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise provided in the applicable Pricing Supplement, THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST, OR THE PERFORMANCE OF ANY OTHER COVENANT OF THE COMPANY.

SECTION 15. Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Section 12.05 of the Indenture shall not apply to the relevant Series of InterNotes®.

SECTION 16. Currency for Amounts Payable. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal, premium, if any, interest and any other amounts payable on a Series of InterNotes® are payable in U.S. dollars.

SECTION 17. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note or any definitive notes issued in certificated form in exchange for beneficial interests in this Note in accordance with the Indenture (referred to herein as “Definitive Notes”) shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or a Definitive Note or evidence of the loss, theft or destruction hereof or thereof satisfactory to the Company and the Note Registrar and such other documents or proof as may be required by the Company and the Note Registrar shall be delivered to the Note Registrar, the Note Registrar shall issue a new Note or Definitive Note in exchange and substitution for the mutilated or defaced Note or Definitive Note or in lieu of the Note or Definitive Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note or Definitive Note, only upon receipt of evidence satisfactory to the Company and the Note Registrar that this Note or Definitive Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Company and the Note Registrar. Upon the issuance of any substituted Note or Definitive Note, the Company may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note or Definitive Note. If any Note or Definitive Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Note or Definitive Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note or Definitive Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 18. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, a Series of InterNotes® for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 19. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the applicable Pricing Supplement, “Business Day” means any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina and (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

SECTION 20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	as Custodian for
(Cust) (Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay a Series of InterNotes® (or portion thereof specified below), CUSIP No. ____________ pursuant to its terms at a price equal to the principal amount of that Series together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned).

For that Series of InterNotes® to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at __________________, or at such other place or places of which the Company shall from time to time notify the holder of InterNotes®, not more than 60 nor less than 30 days prior to a Repayment Date, if any, set forth in the Pricing Supplement for such Series of InterNotes®, this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of the Series of InterNotes® is to be repaid, specify the portion thereof (which shall be in increments of the Minimum Denomination) which the holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of the Minimum Denomination in excess of $__________) of the Series of InterNotes® to be issued to the holder for the portion not being repaid.

$_______________________
DATE: __________________	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Schedule 1

Pricing Supplement Number and CUSIP Number	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Fixed or Floating Rate Note	Base Rate Reference	Amortizing/ Original Issue Discount Note	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment/ Exchange into Other Global Note or Definitive Note	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment/ Exchange into Other Global Note or Definitive Note	Notation of Trustee (or other Appropriate Party under the Indenture)